32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alejandro Aparicio, President and Chief Executive Officer of Star Resorts Development Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-QSB of Star Resorts Development Inc. for the quarter ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Star Resorts Development Inc..

Dated: February 14, 2008

/s/ Alejandro Aparicio
Alejandro Aparicio
President and Chief Executive Officer
(Principal Executive Officer)
Star Resorts Development Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Star Resorts Development Inc. and will be retained by Star Resorts Development Inc. and furnished to the Securities and Exchange Commission or its staff upon request.